UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004
                                                  ------------------

                           EMC INSURANCE GROUP INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Iowa                          0-10956              42-623455
-------------------------------        ------------      --------------------
(State or other jurisdiction of        (Commission       (I.R.S. Employer
         incorporation)                File Number)       Identification No.)


 717 Mulberry Street, Des Moines, Iowa                           50309
---------------------------------------                       ----------
(Address of principal executive office)                       (Zip Code)


                                (515) 280-2902
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 7.01  Regulation FD Disclosure

     On September 27, 2004 EMC Insurance Group Inc. issued the following press release:

EMC INSURANCE GROUP INC. ANNOUNCES
REDUCTION IN NUMBER OF SHARES TO BE
OFFERED BY SELLING SHAREHOLDER IN
PROPOSED FOLLOW-ON OFFERING

     DES MOINES, Iowa (September 27, 2004) - EMC Insurance Group Inc. (Nasdaq/NM:EMCI) today announced that Employers Mutual Casualty Company is reducing the number of shares it will sell in the Company's proposed follow-on offering to 1.8 million shares from the previously announced 2.4 million
shares.   Employers Mutual is also reducing the number of shares it will sell to the underwriters to cover over-allotments, if any, to 570,000 shares from the previously announced 660,000 shares.

     Employers Mutual is reducing its participation in the offering in response to a notification recently received from A.M. Best Company concerning the financial stability rating currently assigned to the participants of the EMC Insurance Companies pooling agreement. In this notification, A.M. Best Company informed Employers Mutual that the insurance subsidiaries of EMC Insurance Group Inc. that participate in the pooling agreement would no longer qualify for a pool or group affiliation rating if Employers Mutual's ownership of the Company should fall below 50.1 percent, as contemplated in the Company's recently filed S-1 Registration Statement. A.M. Best Company stated that its standards require the lead company to maintain greater than 50% ownership and voting control of the boards of directors of each of the pool members in order for the pool members to receive the same financial stability rating (with a pool or group affiliation code) and the same financial size category as the lead company. A.M. Best Company's position on this issue was not communicated to Employers Mutual prior to the filing of the S-1 Registration Statement. Employers Mutual has determined that the continuance of a pool or group affiliation rating is important to the continued success of its future operations and has, therefore, elected to reduce its participation in the offering to ensure that it will retain absolute voting control of the Company even if the over-allotment option is exercised in full by the underwriters.

     EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide.

     The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current expectations and actual results of the Company may differ materially from such expectations. The risks and uncertainties that may affect the actual results of the Company include but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; state and federal legislation and regulations; rate competition; changes in interest rates and the performance of financial markets; the adequacy of loss and settlement expense reserves, including asbestos and environmental claims; rating agency actions and other risks and uncertainties inherent to the Company's business. When we use the words "believe", "expect", "anticipate", "estimate" or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.

     The information contained in this Current Report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EMC INSURANCE GROUP INC.
                                    Registrant


                                    /s/ Bruce G. Kelley
                                    -------------------------
                                    Bruce G. Kelley
                                    President & Chief Executive Officer


                                    /s/ Mark E. Reese
                                    -------------------------
                                    Mark E. Reese,
                                    Vice President & Chief Financial Officer
September 27, 2004